Exhibit 15
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May 11, 1998




Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Dear Ladies and Gentlemen:

We are aware that the March 31, 1998 Quarterly Report on
Form 10-Q of AlliedSignal Inc. which includes our report dated April 22, 1998 (issued pursuant to the provisions of Statement on Auditing Standard No. 71) will be incorporated by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements, on Forms S-8
(Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-60261,
33-62963, 33-64295 and 333-14673), on Forms S-3 (Nos. 33-13211,
33-14071, 33-55425, 33-64245, 333-22355, 333-44523,
333-45555 and 333-49455) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01). We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,



/s/ Price Waterhouse LLP
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Price Waterhouse LLP